                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                 --------------


We consent to the incorporation by reference in Post-Effective Amendment No. 30 to the registration statement of Reserve Institutional Trust on Form N-1A (File No. 2-70831) of our report dated June 27, 1997 on our audit of the financial statements and financial highlights of the Reserve Institutional Fund, which report is included in the Annual Report to Shareholders for the year ended May 31, 1997, which is incorporated by reference in this Post-Effective Amendment to the Registration Statement.



                                        Coopers & Lybrand L.L.P.



New York, New York
December 25, 1997